Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Equity Incentive Plan and Phantom Unit Plan of NantHealth, Inc. of our report dated April 4, 2016, with respect to the consolidated financial statements of 3BE Holdings, LLC., included in the Registration Statement (Form S-1 No. 333-211196) and related Prospectus of NantHealth, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 6, 2016